UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 26, 2010

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415) 946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement with Inter Asset Japan LBO No 1 Fund

On January 26, 2010, IA Global, Inc., a Delaware corporation (the “Company”), received a $250,000 funding commitment under an Amendment to the Stock Purchase Agreement (“Amended Agreement”) with Inter Asset Japan LBO No 1 Fund (“Investor”), an existing shareholder of the Company. Under the terms of the Amended Agreement, the Company agreed to issue and sell to the Investor 6,250,000 shares of the Company’s common stock for an aggregate purchase price of $250,000, or $0.04 per share.

The Investor has the option, but not the obligation, to purchase, on or before March 31, 2010, an additional 50,000,000 shares of common stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000.

Finally, the Investor has the option, but not the obligation, to purchase, on or before April 30, 2010, an additional 50,000,000 shares of common stock at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000, as long as $500,000 has been funded by February 28, 2010.

Under the terms of its original August 17, 2009 Stock Purchase Agreement with the Investor, as of January 27, 2010, the Company has agreed to issue and sell to the Investor, 74,278,383 shares at a purchase price of $.04 per share, or an aggregate price of $2,861,000. Further, approximately $971,000 of the funds can be used for working capital and the remaining $2,000,000 can be used for investments.

The Company issued and sold the shares of common stock to the Investor in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Stock Purchase Agreement with MGVJ Co Ltd

On January 26, 2010, Company received a $480,000 funding commitment under a Stock Purchase Agreement (“Agreement”) with MGVJ Co. Ltd. (“New Investor”), a new shareholder of the Company. Under the terms of the Agreement, the Company agreed to issue and sell to the New Investor 9,600,000 shares of the Company’s common stock for an aggregate purchase price of $480,000, or $0.05 per share, with payments as follows:

(i)       2,400,000 shares at a purchase price of US$.05 per share, or an aggregate price of US$120,000, on or before March 31, 2010.

(ii)       2,400,000 shares at a purchase price of US$.05 per share, or an aggregate price of US$120,000, on or before April 30, 2010.

(iii)      2,400,000 shares at a purchase price of US$.05 per share, or an aggregate price of US$120,000, on or before May 31, 2010.

(iv)      2,400,000 shares at a purchase price of US$.05 per share, or an aggregate price of US$120,000, on or before June 30, 2010.

The New Investor’s obligation to purchase the foregoing shares by the dates specified is conditioned upon the representations and warranties of the Company contained in the Agreement being accurate as of such dates.

The Company issued and sold the shares of common stock to the New Investor in reliance on the exemption provided under Section 4(2) of the Securities Act and Regulation D promulgated by the SEC thereunder.

The Agreement contains certain representations and warranties of the New Investor and the Company, including customary investment-related representations provided by the New Investor, as well as acknowledgements by the New Investor that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated: February 2, 2010

By:	/s/ Mark Scott

Mark Scott

Chief Financial Officer